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                                                                       Exhibit 5

                                     [Logo]

                                OCTOBER 2, 1998

Citadel Communications Corporation
140 South Ash Avenue
Tempe, Arizona 85281

Eckert Seamans Cherin & Mellott, LLC
600 Grant Street
42nd Floor
Pittsburgh, Pennsylvania 15219

     Re: Registration of 3,045,948 Shares of Common Stock of Citadel Communications Corporation (the "Company") Issued Pursuant to the Exercise of Options Granted or to be Granted under the Company's 1996 Equity Incentive Plan and Other Options Granted to Employees of, and Consultants to, the Company.

Ladies and Gentlemen:

     We are acting as special Nevada counsel for the Company in connection with the registration by the Company under the Securities Act of 1933, as amended, of 3,045,948 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), to be offered to the public under a Registration
Statement on Form S-8 relating to such offering (the "Registration Statement").

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the Opinions expressed herein is limited to the State of Nevada.

     We have examined originals or copies of each of the documents listed below:



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     1.   Certificate of Corporate Existence of the Company certified by the
          Nevada Secretary of State dated October 1, 1998;

     2. The Eighth Amended and Restated Articles of Incorporation of the Company certified by Nevada's Secretary of State as of October 1, 1998 ("Articles");

     3. The Amended and Restated Bylaws of the Company certified by the Company's Secretary as of October 2, 1998;

     4. The forms of the various stock option agreements listed on Exhibit A, attached hereto and incorporated herein by reference (the "Option Agreements");

     5. The resolutions of the Company's board of directors listed on Exhibit 3 to the Secretary's Certificate, attached hereto as Exhibit B and incorporated herein by reference.

     We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of all public officials and corporate officers, including, but not limited to, the certificate of the Company's Secretary, attached hereto as Exhibit B, with respect to the accuracy of all factual matters contained therein.

     We have assumed that the Option Agreements are valid, binding and enforceable under the laws of the jurisdiction governing such agreements.

     Based upon the foregoing, and subject to the following, it is our opinion that:

     1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

     2. The Common Stock, when issued, delivered and paid for as contemplated by the Option Agreements, will be duly authorized, validly issued, fully paid and nonassessable.

     We express no opinion concerning any securities law or rule. This Opinion Letter is intended solely for use in connection with registration of the Common Stock as described in the



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Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   Very truly yours,

                                   /s/ LIONEL SAWYER & COLLINS
                                   ------------------------------
                                   LIONEL SAWYER & COLLINS
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                                   EXHIBIT A

                        LIST OF STOCK OPTION AGREEMENTS


1.   Citadel Communications Corporation 1996 Equity Incentive Plan, as amended.

2. Citadel Communications Corporation Nonqualified Stock Option Agreement made and entered into as of June 28, 1996 between the Company and Lawrence
     R. Wilson.

3. Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of December 21, 1994.

4. Form of Citadel Communications Corporations Stock Option Agreement for grants effective as of February 21, 1994.

5. Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Edward T. Hardy.

6. Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Edward T. Hardy.

7. Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Charles V. Chackel.

8. Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of January 1, 1996.

9. Option Agreement dated as of November 25, 1997 by and between the Company and Patricia Diaz Dennis.
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                                   EXHIBIT B

                       CITADEL COMMUNICATIONS CORPORATION

                            SECRETARY'S CERTIFICATE


     The undersigned, Donna Heffner, Secretary of Citadel Communications Corporation, a Nevada corporation (the "Company"), does hereby certify as of the date hereof as follows:

     1. I am the duly elected and presently acting Secretary of the Company and as such have had access to the corporate records of the Company and am familiar with the matters therein contained and herein certified.

     2. Attached hereto as Exhibit 1 is a copy of the Company's Articles of Incorporation (the "Articles") as certified by Nevada's Secretary of State on October 1, 1998. The Articles have not been amended, modified, annulled or revoked and are in full force and effect.

     3. Attached hereto as Exhibit 2 is a copy of the Company's bylaws, dated June 26, 1998. Such bylaws have not been amended, modified, annulled or revoked and are in full force and effect.

     4. Attached hereto as Exhibit 3 is a list of resolutions of the Company's Board of Directors authorizing the Company to enter into certain stock option agreements with, among others, certain employees of the Company (the "Option Agreements"). Such resolutions are the only resolutions or actions of the Company's Board of Directors dealing with the Option Agreements and such resolutions have not been amended, modified, annulled or revoked and are in full force and effect.

     5. The number of shares of the Company's common stock either outstanding or reserved subject to warrants or options (but excluding the number of shares to be issued pursuant to the Option Agreements) is 25,725,271.

     In witness whereof, I have hereunto set my hand this 2nd day of October, 1998.

                                                  /s/ DONNA HEFFNER
                                                  -----------------
                                                      Donna Heffner
                                                      Secretary



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                                   EXHIBIT 1

                           ARTICLES OF INCORPORATION

Omitted from this copy of this certificate--on file in the offices of Lionel Sawyer & Collins.












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                                   EXHIBIT 2

                                     BYLAWS

Omitted from this copy of this certificate--on file in the offices of Lionel Sawyer & Collins.












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                                   EXHIBIT 3

                              LIST OF RESOLUTIONS

     1. Written Action of the Board of Directors of Citadel Communications Corporation dated June 27, 1996.

     2. Minutes of a Combined Meeting of the Board of Directors of Citadel Communications Corporation, Citadel Broadcasting Company and Citadel License, Inc., held November 25, 1997.

     3. Minutes of a Meeting of the Board of Directors of Citadel Communications Corporation held December 20, 1993.

     4. Written Action of the Board of Directors of Citadel Communications Corporation dated December 21, 1994.

     5. Written Action of the Board of Directors of Citadel Communications Corporation dated December 18, 1996.

     6. Written Action of the Board of Directors of Citadel Communications Corporation dated June, 1997.

     7. Written Action of the Board of Directors of Citadel Communications Corporation dated June 15, 1998.






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